EXHIBIT 10.113
LOAN AND REFINANCING AGREEMENT
     THIS LOAN AND REFINANCING AGREEMENT dated as of December 31, 2008 (the “Agreement”), is entered into by and between Vey Associates, Incorporated, a Louisiana Corporation (“Investor”), David R. Vey, an individual, (“Vey”) and Sedona Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”).
     WHEREAS, the Company desires to refinance sums payable to Vey pursuant to the terms of certain promissory notes issued by the Company in favor of Vey; and
     WHEREAS, the terms of the Existing Notes (as defined herein) will be amended and consolidated into a single note issued by the Company in favor of Vey; and
     WHEREAS, in connection with such refinancing, Vey desires to convert certain principal and interest under the Existing Notes into shares of common stock of the Company; and
     WHEREAS, the Company desires to obtain additional working capital for its operations up to a principal amount of $2,250.000.00 from Investor in exchange for a note that can be converted by Investor to shares of the Company’s Common Stock;
     NOW, THEREFORE, the Company, Vey, Investor, and each of them, agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.1. “Common Stock” shall mean the Company’s common stock, $.001 par value per share.
Section 1.2. “Converted Shares” shall mean that number of shares of Common Stock issued in reduction of the principal and/or interest due on the Existing Note, Consolidated Note (as defined herein), or New Note (as defined herein) which the Investor or Vey elects to convert to Common Stock.
Section 1.3. “Person” shall mean an individual, a corporation, a partnership, a limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
Section 1.4. “SEC Documents” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and each report, proxy statement or registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Securities Act since the filing of such Annual Report through the date hereof.

Section 1.6. “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 1.7. “Warrants” shall mean the Warrants that the Investor and Vey shall receive pursuant to the terms set forth in Section 4.2.
Section 1.8. “Warrant Shares” shall mean all shares of Common Stock issuable pursuant to exercise of the Warrants.
ARTICLE II
THE LOAN
Section 2.1. Funding of Loan.
     The Investor will provide working capital to the Company in amounts up to Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars (the “Loan”). The Investor will fund the Loan in six (6) Tranches (the “Tranches”) as set forth below.
     (a) The first Tranche will be paid to Company on the date hereof in the amount of One Hundred Thousand ($100,000.00) Dollars;
     (b) The second Tranche will be paid to Company on or before January 10, 2009, in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars;
     (c) The third Tranche will be paid to Company on or before February 15, 2009, in the amount of Five Hundred Fifty Thousand ($550,000.00) Dollars;
     (d) The fourth Tranche will be paid to the Company on or before April 15, 2009 in the amount of Seven Hundred Fifty Thousand ($750,000.00) Dollars;
     (e) The fifth Tranche will be paid to the Company on or before September 30, 2009 in the amount of Five Hundred Thousand ($500,000.00) Dollars provided that the Company the Company has met the condition set forth in Section 2.3; and
Section 2.2. Convertible Note.
     In exchange for the funding of the Loan by the Investor, the Company will issue a convertible note in the form as that set forth in Exhibit A hereto which shall provide for interest at the rate of Eight (8%) Percent per annum and, shall have a maturity date of January 4, 2010 (the “New Note”) unless otherwise converted pursuant to Section 4.1.
Section 2.3. Condition of Fifth Tranche.
     In order for Investor to fund the fifth Tranche, the Company must achieve “EBITDA Breakeven” for the third quarter of Fiscal year 2009.

ARTICLE III
REFINANCING
Section 3.1. Existing Notes.
     The Company and Vey desire to refinance the Existing Notes by extending the maturity date thereof and by creating or adjusting certain conversion rights thereunder. The Existing Notes consist of:
     (a) a Convertible Promissory Note (the “Old Convertible Note”) in the principal amount of Two Million Six Hundred Ninety One Thousand Two Hundred Sixty Three 36/100 Dollars ($2,691,263.36) from the Company in favor of Vey, dated October 23, 2006, as amended from time to time, with accrued interest in the amount of Four Hundred Seventy Eight Thousand Four Hundred Forty Six and 82/100 Dollars ($478,446.82);
     (b) a Revolving Promissory Note (the “Revolving Note”) in the principal amount of Six Hundred Ninety Thousand Dollars ($690,000.00) from the Company in favor of Vey, dated September 27, 2006, as amended from time to time, with accrued interest in the amount of Seventy Three Thousand Two Hundred Sixty Two and 22/100 Dollars ($73,262.22); and
     (c) a Promissory Note (the “Bridge Note”) in the principal amount of One Million Two Hundred Thirteen Thousand Nine Hundred Fifty Two 81/100 Dollars ($1,213,952.81) from the Company in favor of Vey, dated October 23, 2006, as amended from time to time, with accrued interest in the amount of Two Hundred Fifteen Thousand Eight Hundred Thirteen and 83/100 dollars ($215,813.83).
Section 3.2 Partial Conversion of the Existing Notes.
     The Company and Vey agree that by execution of this Agreement Vey is converting Four Hundred Ninety Five Thousand Two Hundred Sixteen 17/100 Dollars ($495,216.17) of principal and Seven Hundred Sixty Seven Thousand Five Hundred Twenty Two and 81/100 Dollars ($767,522.87) of interest of the Existing Notes. The conversion price for principal and interest shall be $0.05 per Converted Share for a total of 25,254,781 shares.

Section 3.3 Refinancing and Consolidation of Existing Notes.
     After such conversion, the Existing Notes shall be amended and consolidated into a single note (the “Consolidated Note”) in the principal amount of Four Million One Hundred Thousand Dollars ($4,100,000) in substantial form as that set forth in Exhibit B hereto which (i) shall provide for interest at the rate of Eight (8%) Percent per annum and, (ii) shall have a maturity date of January 4, 2010 unless otherwise converted pursuant to Section 4.1, (iii) shall have a conversion price of $0.05 per Converted Share, and (iv) shall have such other terms as are set forth in Exhibit B. The Consolidated Note and the New Note shall be collectively referred to as the “Convertible Notes.”
ARTICLE IV
CONVERSION RIGHTS
Section 4.1. Conversion of Principal/Interest.
     Investor or Vey may elect in writing to convert all or a designated part of the outstanding principal or interest due pursuant to the Convertible Notes to Converted Shares of the Company at any time. The conversion price for principal and interest shall be $0.05 per Converted Share. Notwithstanding the foregoing, Investor and the Company agree that Investor shall not be permitted to convert any portion of the New Note until such time as Investor has provided funding to the Company which equals One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).
Section 4.2. Warrants.
     Vey is hereby granted one (1) Warrant to purchase 12,627,390 shares of the Company’s common stock at an exercise price of $0.07 per share, which shall expire four (4) years from the date of issuance.
ARTICLE V
COVENANTS OF THE INVESTOR
Section 5.1 Covenants
     The Investor covenants to the Company that he will not sell, assign, hypothecate, pledge, convey, or otherwise transfer a Convertible Note, Converted Share, Warrant, or Warrant Share, except to a company controlled by the Investor, without registering such transaction under the Securities Act and applicable state securities laws or pursuant to exemptions from registration thereunder. Investor acknowledges that such instruments will bear a legend evidencing such restriction upon transfer.
ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1. Reservation of Common Stock.
     The Company does not currently have shares sufficient to issue the Converted Shares and Warrant Shares based upon its current Articles of Incorporation. The Company will use its best efforts to amend the Articles of Incorporation to provide for additional shares sufficient to permit issuance of the Converted Shares and the Warrants Shares. Thereafter, the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Converted Shares pursuant to the Convertible Note and upon issuance of the Warrants, the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.
ARTICLE VII
MISCELLANEOUS
Section 7.1 Governing Law; Consent to Jurisdiction.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Louisiana and of the United States of America, located in the State of Louisiana, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transaction contemplated hereby in the courts of the State of Louisiana or the United States of America, located in the State of Louisiana, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.
Section 7.2 Notices.
     All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:	Sedona Corporation
1003 W. Ninth Avenue
Second Floor
King of Prussia, PA 19406
Attention: Chief Financial Officer
Facsimile: 610-337-8490

with a copy to (shall not constitute notice):	White and Williams LLP One Penn Plaza, Suite 4110
New York, New York 10119
Attention: Carl Seldin Koerner, Esq.
Telephone: 212-631-4403
Facsimile: 212-868-4843

if to the Investor:	As set forth on the signature pages hereto.

if to Vey:	As set forth on the signature pages hereto.
     Any of the parties hereto may from time to time change its address or facsimile number for notices under this Section 7.2 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 7.2.
Section 7.3 Counterparts/Facsimile/Amendments.
     This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.
Section 7.4. Entire Agreement.
     This Agreement, the forms of agreements attached as Exhibits hereto, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all

Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.
Section 7.5. Severability.
     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.
Section. 7.6. Headings.
     The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
Section 7.7 Fees and Expenses.
     Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.
Section 7.8 No Brokerage.
     Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SEDONA CORPORATION

By:	/s/ Scott Edelman Scott Edelman, President and Chief Executive Officer

/s/ David Vey David Vey

Address

VEY ASSOCIATES INCORPORATED

By:	/s/ David Vey

Address

Exhibit A
Form of Convertible Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE CONVERTED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
SECURED CONVERTIBLE NOTE

$2,250,000	King of Prussia, Pennsylvania
FOR VALUE RECEIVED, the undersigned, SEDONA CORPORATION, a Pennsylvania corporation, promises to pay to the order of Vey Associates Incorporated, with the address of 11822 Justice Avenue Suite B-6, Baton Rouge, Louisiana 70816, the principal sum of up to TWO MILLION TWO HUNDRED FIFTY THOUSAND dollars ($2,250,000.00), or so much thereof as shall have been advanced by the Holder to the Maker and then be outstanding pursuant to the terms of a certain Loan and Refinancing Agreement between Maker and Holder of even date herewith, together with interest thereon at the rate of eight percent (8%) per annum from the date hereof until the earlier of Maturity or the date the outstanding balance (as defined herein) shall be paid in full; provided that Holder shall be entitled, at any time that sums due pursuant to this Note are outstanding, to convert the then Outstanding Balance (as defined herein), or part thereof, into shares of Common Stock at a price of $0.05 per share .
     1. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.
          (a) The term “Common Stock” shall mean the Maker’s common stock, par value $0.001 per share.
          (b) The term “Conversion Price” shall mean $0.05 per share of Common Stock.
          (c) The term “Effective Date” shall refer to December 31, 2008.
          (d) The term “Holder” shall mean and include such owner or holder and all heirs, successors and assigns of any owner or holder of this Note.
          (e) The term “Maker” shall mean and include all makers, co-makers and other parties signing of this Note and their successors and assigns, and the use of the plural number shall include the singular, and vice versa, and the use of any gender shall include all genders.

          (f) The term “Maturity” shall mean the date on which this Note shall be due and payable in full, which date shall be January 4, 2010, unless theretofore converted.
          (g) The term “Note” shall refer to this instrument.
          (h) The term “Notice of Exercise” shall mean the Notice of Exercise substantially in the form of Exhibit A attached hereto.
          (i) The term “Oak Harbor” shall mean Oak Harbor Investment Properties. LLC.
          (j) The term “Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to the Notice of Exercise.
          (k) The term “Vey” shall mean David R. Vey.
     2. Payment Terms. The Maker shall be obligated to make one payment of all outstanding principal and unpaid interest due thereon at Maturity, unless converted. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder’s principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.
     3. Events of Default. The following shall constitute an Event of Default:
          (a) In the event Maker shall fail (i) to pay any sums due hereunder when due, or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.
          (b) In the event Maker fails to pay any invoice or other sum which may be due and payable to Holder, Vey, or Oak Harbor under certain promissory notes issued in their favor by the Maker, when due or required, according to the terms thereunder, unless prior written waiver has been granted to Maker by Holder, Vey, or Oak Harbor.
          (c) In the event Maker has received notice of default on any financial obligation of Maker in excess of One Hundred Thousand Dollars ($100,000.00) which remains uncured for a ten (10) day period.
     4. Acceleration of Maturity. Upon the happening of any Event of Default, the Outstanding Balance (as defined herein) shall, at the option of the Holder, become immediately due and payable.
     5. Security. The obligation of the Maker pursuant to this Note is secured by a lien and security interest in the collateral of the Maker as specifically set forth in a Security Agreement of even date herewith (the “Security Agreement”).

     6. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.
     7. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law or in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection up to a limit of 10% of the unpaid principal balance, including but not limited to reasonable attorney fees, enforceable as a contract of indemnity, plus all court costs.
     8. Waivers. The Maker (i) waives presentment, protest and demand, (ii) waives notice of protest, demand, dishonor and nonpayment of this Note, and (iii) expressly agrees that this Note may be renewed in whole or in part, or any nonpayment hereunder may be extended, or a new note of different form may be substituted for this Note or changes may be made in consideration of the extension of the Maturity date hereof, or any combination thereof, from time to time, but, in any singular event or any combination of such events, Maker will not be released from liability by reason of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.
     9. Option to Convert Note into Stock.
          (a) Holder shall have the right and option (the “Conversion Right”) to convert the unpaid principal balance of this Note or any part thereof, together with all accrued and unpaid interest (the “Outstanding Balance”), into shares of Common Stock The number of Shares to be delivered on conversion shall be equal to the amount of the then Outstanding Balance divided by the Conversion Price, as adjusted, in compliance with the terms contained in Section 10 hereof.
          (b) Maker shall use its best efforts to effectuate a registration statement for all Shares that may be issued under this Note within 120 days of the Effective Date.

     10. Anti-Dilution.
     (a) The Conversion Price shall be protected by the anti-dilution provisions set forth in this Section 10, provided that such anti-dilution shall not apply with respect to: (a) Maker’s grant of restricted stock to employees or directors (whether granted prior to or after the Effective Date) pursuant to the terms and conditions of the Maker’s 2000 Incentive Stock Option Plan; (b) Maker’s grant of stock options to employees or directors or the exercise of stock options (whether granted prior to or after the Effective Date) by current, future, or past employee’s or directors of the Maker; (c) the issuance of shares for a consideration greater than the Conversion Price in effect on the date of, and immediately prior to, such issuance, or (d) an issuance of shares for which the Holder gives a written waiver of such adjustment.
     (b) Except as otherwise provided in this Section, in the event that the Maker shall, at any time after the Effective Date, issue or sell any shares of Common Stock, including shares held in the Maker’s treasury and shares issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and Common Stock issued upon the direct or indirect conversion or exchange of securities for Shares, (i) for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, or (ii) without consideration, then forthwith upon such issuance or sale, the Conversion Price (until another such issuance or sale) shall be reduced (the “Adjusted Conversion Price”) to the price (calculated to the nearest full cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price immediately prior to such issuance or sale, plus (2) the consideration received by the Maker upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Conversion Price, immediately prior to such issuance or sale; provided, however, that in no event shall the Adjusted Conversion Price exceed the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 10(e) hereof. In no event shall the Conversion Price be increased.
     (c) For the purposes of any computation to be made in accordance with this Section, 10 the following shall be applicable:
          (i) In the case of issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the amount of cash received by the Maker for such shares (or, if shares of Common Stock are offered by the Maker for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.
          (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Maker) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Maker.
          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Maker shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.
          (iv) The reclassification of securities of the Maker other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) above.
          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, warrants or rights and upon the conversion or exchange of convertible or exchangeable securities.
     (d) In case the Maker shall, at any time after the Effective Date, subdivide Common Stock, the Conversion Price shall forthwith be proportionately decreased.
     (e) The Maker will, at all times, reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note.
     11. Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written Notice of Exercise (the “Notice of Conversion”) to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued. The form of Notice of Conversion is attached hereto as Exhibit A. The Maker shall, promptly after receipt of the Notice of Conversion, issue and deliver to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note and the number of Shares to be issued shall be rounded down to the nearest whole share. In the event that Holder elects to convert only a portion of the Outstanding Balance into Shares, Holder shall deliver to Maker a written acknowledgement of partial payment.
     12. Prepayment. The Maker may, upon thirty (30) days prior written notice to Holder, prepay any part of or the entire balance of this Note without penalty.

     13. Mandatory Prepayment. In the event that:
          (a) The net proceeds actually received by Maker from (i) sales of Maker’s securities (other than to Holder or its affiliates) and (ii) litigation awards, exceeds $1,000,000 during the term of this Note; or
          (b) Maker has current cash on hand in excess of $2,000,000.00 for a period exceeding 30 days, then an amount equal to fifty percent of such proceeds or cash shall be paid by the Maker to the Holder as a mandatory prepayment.
     14.  Controlling Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana (other than its conflict of laws principles) and the provisions of applicable federal law.
     15. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote, or to receive dividends, or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.
     16. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.
     17. Captions. The captions of the sections of this Note are for the purpose of convenience only and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.
     18. Remedies Not Exclusive. The remedies provided in this Note and the Security Agreement or otherwise available to Holder for enforcing the payment of the principal sum together with interest and the performance of the covenants, conditions and agreements herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of Holder, and may be exercised from time to time as often as occasion therefore shall occur until Holder has been paid all sums due in full.
     19. Severability. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid. In the event any waiver by Maker hereunder is prohibited by law, such waiver shall be and be deemed to be deleted herefrom.
     20. Integration. This Note, together with the Loan and Refinancing Agreement between

Maker and Holder, dated as of even date herewith, the Security Agreement, and the Amended and Restated Intercreditor Agreement between Maker, Holder, Oak Harbor and Vey dated as of even date herewith (collectively, the “Loan Documents”) express the entire agreement between the Maker and Holder concerning the subject matter hereof and no modification of the Loan Documents shall be effective unless expressed in a mutually signed writing. None of Holder’s rights, powers, privileges or immunities under this Note can be waived unless (and then only to the extent that) such waiver is expressed in a writing signed by Holder.
     21. Successors and Assigns. This Note shall be binding upon the Maker, its successors and assigns, and shall inure to the benefit of Holder, his heirs and assigns.
     22. Time of Essence. Subject to the provisions hereof, time is of the essence of each and every provision of this Note.
     23. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the making of any payment, the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
     24. Loss, Theft, Destruction or Mutilation of Note. Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note if mutilated, the Maker will make and deliver a new Note in the same form and dated as of the date hereof, in lieu of such Note.
     25. WAIVER OF JURY TRIAL.
MAKER AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, MAKER AND HOLDER IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER PARTY MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.
     26. JURISDICTION AND VENUE.
MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE COURTS OF THE STATE OF LOUISIANA, OR THE

UNITED STATES DISTRICT COURT IN LOUISIANA, OR IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. MAKER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY HOLDER IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS NOTE. MAKER WAIVES ANY CLAIM THAT LOUISIANA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY HOLDER AGAINST MAKER AS DEMANDED OR PRAYED.
     IN WITNESS WHEREOF and intending to be legally bound hereby, Maker has duly executed this Note as of this the 31st day of December, 2008.

Maker’s Address:	Maker:
1003 West Ninth Avenue, 2nd floor	SEDONA CORPORATION
King of Prussia, PA 19406

	By:	Scott Edelman
Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE
TO: SEDONA CORPORATION
     (1) The undersigned hereby elects to purchase                      shares of Common Stock (the “Common Stock”), of SEDONA CORPORATION pursuant to the terms of the attached Secured Convertible Note dated December ___, 2008 between Sedona Corporation, as Maker, and Vey Associates, Inc., as Holder (the “Note”) and tenders herewith [the original Note] [an acknowledgement of partial payment of the Note] together with all applicable transfer taxes.
     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Exhibit B
Consolidated Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE CONVERTED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
SECURED RESTATED AND CONSOLIDATED AND CONVERTIBLE NOTE

$4,100,000	King of Prussia, Pennsylvania
This Consolidated and Restated Convertible Note is executed and delivered under and pursuant to the terms of that certain Loan and Financing Agreement dated as of the date hereof by and among SEDONA CORPORATION, a Pennsylvania corporation, and DAVID R. VEY, with the address of 11822 Justice Avenue Suite B-6, Baton Rouge, Louisiana 70816.
FOR VALUE RECEIVED, the undersigned, Maker promises to pay to the order of Holder the principal sum of FOUR MILLION ONE HUNDRED THOUSAND Dollars ($4,100,000.00), pursuant to the terms of a certain Loan and Refinancing Agreement between Maker and Holder dated as of the date hereof, together with interest thereon at the rate of eight percent (8%) per annum from the date hereof until the earlier of Maturity or the date the Outstanding Balance (as defined herein) shall be paid in full; provided that Holder shall be entitled, at any time that sums due pursuant to this Note are outstanding, to convert the then Outstanding Balance (as defined herein) or part thereof into shares of Common Stock at a price of $0.05 per share .
     27. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.
          (l) The term “Common Stock” shall mean the Maker’s common stock, par value $0.001 per share.
          (m) The term “Conversion Price” shall mean $0.05 per share of Common Stock.
          (n) The term “Effective Date” shall refer to December 31, 2008.
          (o) The term “Holder” shall mean and include such owner or holder and all heirs, successors and assigns of any owner or holder of this Note.
          (p) The term “Maker” shall mean and include all makers, co-makers and other parties signing of this Note and their successors and assigns, and the use of the plural number shall include the singular, and vice versa, and the use of any gender shall include all genders.
          (q) The term “Maturity” shall mean the date on which this Note shall be due and payable in full, which date shall be January 4, 2010, unless theretofore converted.
          (r) The term “Note” shall refer to this instrument.
          (s) The term “Notice of Exercise” shall mean the Notice of Exercise substantially in the form of Exhibit A attached hereto.
          (t) The term “Oak Harbor” shall mean Oak Harbor Investment Properties. LLC.
          (u) The term “Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to the Notice of Exercise.
          (v) The term “Vey” shall mean David R. Vey.
     28. Consolidation. This Note is a consolidation and restatement of the existing indebtedness of the Maker to the Holder in the aggregate principal sum of Four Million One Hundred Thousand and 00/100 ($4,100,000.00) Dollars, comprising the total principal due under the certain notes (the “Existing Notes”), after certain amounts of principal and interest have been converted into shares of common stock of Maker and then consolidated as more fully set forth and described in the Loan and Refinancing Agreement. This Note further evidences the Maker’s agreement to pay the consolidated principal sum hereof in the amount of Four Million One Hundred Thousand and 00/100 ($4,100,000.00) Dollars and interest thereon; and this Note evidences a valid, consolidated indebtedness of Four Million One Hundred Thousand and 00/100 ($4,100,000.00) Dollars owing by the Maker to the Holder; and the Maker hereby acknowledges and confirms that there are no defenses or offsets to the Existing Notes or to the same as consolidated, modified and extended by the Amended and Restated Loan Agreement or to the indebtedness secured thereby and evidenced this Note. It is further agreed by the Maker that the terms and conditions and provisions of the consolidated indebtedness evidenced hereby shall control and supersede the terms, conditions and provisions set forth in the Existing Notes. This Note is given by the Maker as further evidence of the consolidated principal debt but not in payment, satisfaction or cancellation of the outstanding principal indebtedness evidenced by the prior notes, which indebtedness is now evidenced by this Note.
     29. Payment Terms. The Maker shall be obligated to make one payment of all outstanding principal and unpaid interest due thereon at Maturity, unless converted. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be the Holder’s principal address as noted above. Payments received on this Note shall be applied first to accrued interest, and the balance to principal.
     30. Events of Default. The following shall constitute an Event of Default:
          (d) In the event Maker shall fail (i) to pay any sums due hereunder when due,

or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.
          (e) In the event Maker fails to pay any invoice or other sum which may be due and payable to Holder, Vey, or Oak Harbor under certain promissory notes issued in their favor by the Maker, when due or required, according to the terms thereunder, unless prior written waiver has been granted to Maker by Holder, Vey, or Oak Harbor.
          (f) In the event Maker has received notice of default on any financial obligation of Maker in excess of One Hundred Thousand Dollars ($100,000.00) which remains uncured for a ten (10) day period.
     31. Acceleration of Maturity. Upon the happening of any Event of Default, the Outstanding Balance (as defined herein) shall, at the option of the Holder, become immediately due and payable.
     32. Security. The obligation of the Maker pursuant to this Note is secured by a lien and security interest in the collateral of the Maker as specifically set forth in a Security Agreement of even date herewith (the “Security Agreement”).
     33. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.
     34. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law or in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection up to a limit of 10% of the unpaid principal balance, including but not limited to reasonable attorney fees, enforceable as a contract of indemnity, plus all court costs.

     35. Waivers. The Maker (i) waives presentment, protest and demand, (ii) waives notice of protest, demand, dishonor and nonpayment of this Note, and (iii) expressly agrees that this Note may be renewed in whole or in part, or any nonpayment hereunder may be extended, or a new note of different form may be substituted for this Note or changes may be made in consideration of the extension of the Maturity date hereof, or any combination thereof, from time to time, but, in any singular event or any combination of such events, Maker will not be released from liability by reason of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.
     36. Option to Convert Note into Stock.
          (c) Holder shall have the right and option (the “Conversion Right”) to convert the unpaid principal balance of this Note or any part thereof, together with all accrued and unpaid interest (the “Outstanding Balance”), into shares of Common Stock The number of Shares to be delivered on conversion shall be equal to the amount of the then Outstanding Balance divided by the Conversion Price, as adjusted, in compliance with the terms contained in Section 10 hereof.
          (d) Maker shall use its best efforts to effectuate a registration statement for all Shares that may be issued under this Note within 120 days of the Effective Date.
     37. Anti-Dilution.
     (a) The Conversion Price shall be protected by the anti-dilution provisions set forth in this Section 10, provided that such anti-dilution shall not apply with respect to: (a) Maker’s grant of restricted stock to employees or directors (whether granted prior to or after the Effective Date) pursuant to the terms and conditions of the Maker’s 2000 Incentive Stock Option Plan; (b) Maker’s grant of stock options to employees or directors or the exercise of stock options (whether granted prior to or after the Effective Date) by current, future, or past employee’s or directors of the Maker; (c) the issuance of shares for a consideration greater than the Conversion Price in effect on the date of, and immediately prior to, such issuance, or (d) an issuance of shares for which the Holder gives a written waiver of such adjustment.
     (b) Except as otherwise provided in this Section, in the event that the Maker shall, at any time after the Effective Date, issue or sell any shares of Common Stock, including shares held in the Maker’s treasury and shares issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and Common Stock issued upon the direct or indirect conversion or exchange of securities for Shares, (i) for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, or (ii) without consideration, then forthwith upon such issuance or sale, the Conversion Price (until another such issuance or sale) shall be reduced (the “Adjusted Conversion Price”) to the price (calculated to the nearest full cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price immediately prior to such issuance or sale, plus (2) the consideration received by the Maker upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Conversion Price, immediately prior to such issuance or sale; provided, however, that in no event shall the Adjusted Conversion Price exceed the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 10(e) hereof. In no event shall the Conversion Price be increased.
     (c) For the purposes of any computation to be made in accordance with this Section, 10 the following shall be applicable:
          (i) In the case of issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the amount of cash received by the Maker for such shares (or, if shares of Common Stock are offered by the Maker for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.
          (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Maker) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Maker.
          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Maker shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.
          (iv) The reclassification of securities of the Maker other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) above.
          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, warrants or rights and upon the conversion or exchange of convertible or exchangeable securities.
     (d) In case the Maker shall, at any time after the Effective Date, subdivide Common Stock, the Conversion Price shall forthwith be proportionately decreased.

     (e) The Maker will, at all times, reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note.
     38. Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written Notice of Exercise (the “Notice of Conversion”) to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued. The form of Notice of Conversion is attached hereto as Exhibit A. The Maker shall, promptly after receipt of the Notice of Conversion, issue and deliver to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note and the number of Shares to be issued shall be rounded down to the nearest whole share. In the event that Holder elects to convert only a portion of the Outstanding Balance into Shares, Holder shall deliver to Maker a written acknowledgement of partial payment.
     39. Prepayment. The Maker may, upon thirty (30) days prior written notice to Holder, prepay any part of or the entire balance of this Note without penalty.
     40. Mandatory Prepayment. In the event that:
          (c) The net proceeds actually received by Maker from (i) sales of Maker’s securities (other than to Holder or its affiliates) and (ii) litigation awards, exceeds $1,000,000 during the term of this Note; or
          (d) Maker has current cash on hand in excess of $2,000,000.00 for a period exceeding 30 days, then an amount equal to fifty percent of such proceeds or cash shall be paid by the Maker to the Holder as a mandatory prepayment.
     41.  Controlling Law. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana (other than its conflict of laws principles) and the provisions of applicable federal law.
     42. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote, or to receive dividends, or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.
     43. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressee at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.
     44. Captions. The captions of the sections of this Note are for the purpose of convenience only and are not intended to be a part of this Note and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.
     45. Remedies Not Exclusive. The remedies provided in this Note and the Security Agreement or otherwise available to Holder for enforcing the payment of the principal sum together with interest and the performance of the covenants, conditions and agreements herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of Holder, and may be exercised from time to time as often as occasion therefore shall occur until Holder has been paid all sums due in full.
     46. Severability. The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid. In the event any waiver by Maker hereunder is prohibited by law, such waiver shall be and be deemed to be deleted herefrom.
     47. Integration. This Note, together with the Loan and Refinancing Agreement between Maker and Holder, dated as of even date herewith, the Security Agreement, and the Amended and Restated Intercreditor Agreement between Maker, Holder, Oak Harbor and Vey Associates Incorporated dated as of even date herewith (collectively, the “Loan Documents”) express the entire agreement between the Maker and Holder concerning the subject matter hereof and no modification of the Loan Documents shall be effective unless expressed in a mutually signed writing. None of Holder’s rights, powers, privileges or immunities under this Note can be waived unless (and then only to the extent that) such waiver is expressed in a writing signed by Holder.
     48. Successors and Assigns. This Note shall be binding upon the Maker, its successors and assigns, and shall inure to the benefit of Holder, his heirs and assigns.
     49. Time of Essence. Subject to the provisions hereof, time is of the essence of each and every provision of this Note.
     50. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the making of any payment, the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
     51. Loss, Theft, Destruction or Mutilation of Note. Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note if mutilated, the Maker will make and deliver a new Note in the same form and dated as of the date hereof, in lieu of such Note.
     52. WAIVER OF JURY TRIAL.
MAKER AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, MAKER AND HOLDER IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER PARTY MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.
     53. JURISDICTION AND VENUE.
MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE COURTS OF THE STATE OF LOUISIANA, OR THE UNITED STATES DISTRICT COURT IN LOUISIANA, OR IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. MAKER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY HOLDER IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS NOTE. MAKER WAIVES ANY CLAIM THAT LOUISIANA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY HOLDER AGAINST MAKER AS DEMANDED OR PRAYED.

     IN WITNESS WHEREOF and intending to be legally bound hereby, Maker has duly executed this Note as of this the ___th day of December, 2008.

Maker’s Address:	Maker:
1003 West Ninth Avenue, 2nd floor	SEDONA CORPORATION
King of Prussia, PA 19406

By: Scott Edelman
Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE
TO: SEDONA CORPORATION
     (1) The undersigned hereby elects to purchase                      shares of Common Stock (the “Common Stock”), of SEDONA CORPORATION pursuant to the terms of the attached Secured Convertible Note dated December ___, 2008 between Sedona Corporation, as Maker, and David R. Vey, as Holder (the “Note”) and tenders herewith [the original Note] [an acknowledgement of partial payment of the Note] together with all applicable transfer taxes.
     Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below: